                                                                    Exhibit 10.1


                           RECAPITALIZATION AGREEMENT

                  THIS RECAPITALIZATION AGREEMENT (this "AGREEMENT") is made as of June 16, 1999 among AppNet Systems, Inc., a Delaware corporation (the "COMPANY"), GTCR Fund VI, L.P., a Delaware limited partnership ("GTCR FUND VI"), GTCR VI Executive Fund, L.P., a Delaware limited partnership ("EXECUTIVE FUND"), GTCR Associates VI, a Delaware general partnership ("ASSOCIATES FUND" and, together with GTCR Fund VI and the Executive Fund, the "GTCR INVESTORS"), FSC Corp. ("FSC"), Bajaj Enterprises, LLC ("BAJAJ ENTERPRISES" and, together with the GTCR Investors and FSC, the "STOCKHOLDERS"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 5 hereof.

                  Each Stockholder owns the number of shares of the Company's Class A Preferred Stock, par value $.01 per share (the "CLASS A PREFERRED") set forth opposite such Stockholder's name on the SCHEDULE OF STOCKHOLDERS attached hereto.

                  Section 1B of Part B.II. of Article Four of the Company's Fourth Restated Certificate of Incorporation (the "CERTIFICATE") provides that the Company shall, at the request of the holders of a majority of the Class A Preferred, apply the net cash proceeds from any public offering of equity securities to redeem the outstanding shares of Class A Preferred at a price equal to the liquidation value thereof plus accrued and unpaid dividends thereon. Section 6(l) of the Merger Agreement, dated as of July 31, 1998 (the "MERGER AGREEMENT") by and among the Company, SSC Acquisition Sub #1, Inc., Software Services Corporation ("SSC") and the shareholders of SSC, provides that in the event of an initial public offering of equity securities by the Company the Company shall take all actions necessary so that the Company's Class B Preferred Stock, par value $.01 per share (the "CLASS B PREFERRED") is either
(i) converted into shares of the Company's common stock or (ii) entitled to receive the same per share consideration as that paid with respect to the Class A Preferred.

                  The Company has filed a Registration Statement on Form S-1 (File No. 333-75205) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission relating to an initial public offering (the "INITIAL PUBLIC OFFERING") of the Company's common stock, par value $.0005 per share (the "COMMON STOCK"), under the Securities Act. The Stockholders desire that the Company redeem the shares of Class A Preferred with the net proceeds of the Initial Public Offering after payment of underwriting discounts and reasonable out-of-pocket fees and expenses incurred in connection therewith (the "NET PROCEEDS"). However, the Company desires to use a portion of the Net Proceeds to repay certain outstanding indebtedness, as described in the Registration Statement (the "INDEBTEDNESS") and to maintain certain proceeds for working capital as required by the Company's lenders. If the Company applies the proceeds as set forth above, the remaining Net Proceeds may not be sufficient to redeem all outstanding shares of Class A Preferred and Class B Preferred.

                  The Stockholders and the Company desire to enter into an agreement pursuant to which (i) the Net Proceeds remaining after the repayment of the Indebtedness and after the application of proceeds as required by the Company's lenders shall be used by the Company to redeem shares of Class A Preferred and Class B Preferred and (ii) to the extent that the remaining Net Proceeds of the Initial Public Offering are not sufficient to redeem all shares of Class A Preferred and Class B Preferred, the remaining shares of Class A Preferred and Class B Preferred shall be exchanged for shares of Common Stock.

                  The parties hereto agree as follows:

                  Section 1.        REDEMPTION AND EXCHANGE.

                  1A. PAYMENT OF INDEBTEDNESS; REDEMPTION. At the Closing, the Company shall apply the Net Proceeds to repay the Indebtedness and to maintain certain proceeds for working capital, as required pursuant to a letter dated May 28 1999 from BankBoston, N.A. and Antares Capital Corporation (a copy of which is attached as EXHIBIT A hereto) (the "BANK BOSTON LETTER"). Subject to the terms of the BankBoston Letter, the Company shall use the remaining Net Proceeds to redeem shares of Class A Preferred and Class B Preferred, on a pro rata basis according to the aggregate liquidation value and accrued and unpaid dividends of the Class A Preferred and Class B Preferred, respectively. The redemption price for each share of Class A Preferred Stock shall equal the liquidation value thereof plus accrued and unpaid dividends thereon. The redemption of the Class A Preferred Stock pursuant to this Section 1A is referred to herein as the "REDEMPTION." At the Closing (as defined below), each Stockholder shall tender to the Company the shares of Class A Preferred Stock held by such Stockholder which are being redeemed pursuant to the Redemption. As described below in
Section 1B, any shares of Class A Preferred Stock not so tendered shall have the right to receive Exchange Shares.

                  1B. EXCHANGE OF THE REMAINING SHARES OF CLASS A PREFERRED STOCK. At the Closing, the Company shall issue to each Stockholder a number of shares of Common Stock equal to (i) the aggregate liquidation value plus accrued and unpaid dividends of the shares of Class A Preferred Stock, if any, held by such Stockholder after giving effect to the Redemption divided by (ii) the initial offering price of a share of Common Stock in the Initial Public Offering, in exchange for the surrender to the Company and cancellation of the shares of Class A Preferred Stock, if any, remaining after giving effect to the Redemption and held by such Stockholder. The shares of Common Stock to be issued to the Stockholders hereunder are referred to herein as the "EXCHANGE SHARES." If a fractional share of Exchange Shares would be issuable to a Stockholder pursuant to this Section 1B, the Company shall deliver to such Stockholder cash in lieu of such fractional share in an amount equal to the percentage of a share represented by such fractional interest multiplied by the initial offering price of a share of Common Stock in the Initial Public Offering.

                  1C. THE CLOSING. The closing of the transactions contemplated hereby (the "CLOSING") shall take place concurrently with the consummation of the Initial Public Offering and at the same location. As of the Closing, all shares of outstanding Class A Preferred shall automatically be canceled and retired and cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Recapitalization Consideration therefor upon the surrender of such certificate in the manner provided

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in this Section 1C. At the Closing and thereafter, upon presentment and delivery by each such Stockholder to the Company of the certificates representing the Class A Preferred Stock held by such Stockholder duly endorsed for transfer to the Company, the Company (i) shall pay to each Stockholder the aggregate redemption price for the shares of Class A Preferred Stock being redeemed, (ii) shall deliver, or cause the Company's transfer agent to deliver, to each Stockholder stock certificates evidencing the Exchange Shares to be issued by the Company to each such Stockholder, registered in each such Stockholder's name or its nominee's name, and (iii) shall deliver to each Stockholder cash for any fractional shares of Exchange Stock (collectively, the "RECAPITALIZATION CONSIDERATION"). Until surrendered as contemplated in this Section 1C, each certificate representing Class A Preferred shall be deemed at any time after the Closing to represent only the right to receive the Recapitalization Consideration. Each certificate for Exchange Shares shall be imprinted with a legend in substantially the following form:

                  The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") or applicable state securities law and may not be sold or transferred unless (i) a registration statement covering such shares is effective under the Act or (ii) the transaction is exempt from registration under the Act and, if the Company reasonably requests, an opinion reasonably satisfactory to the Company to such effect has been rendered by counsel.

                  Section 2. CONDITIONS OF EACH STOCKHOLDER'S OBLIGATION AT THE CLOSING. The obligation of each Stockholder to deliver its shares of Class A Preferred Stock for redemption and exchange hereunder at the Closing is subject to the satisfaction as of the Closing of the following conditions:

                  2A. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Section 3 hereof shall be true and correct in all material respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.

                  2B. INITIAL PUBLIC OFFERING. The Company shall consummate the Initial Public offering concurrently with the transactions contemplated hereby.

                  2C. AMENDMENT OF CERTIFICATE OF INCORPORATION; AMENDMENT TO PURCHASE AGREEMENT. The Company shall have amended and restated its certificate of incorporation in the form of EXHIBIT B attached hereto (the "RESTATED CERTIFICATE"), the Restated Certificate shall be in full force and effect as of the Closing under the laws of Delaware and shall not have been further amended or modified. The Company shall have entered into an amendment to the Purchase Agreement, dated June 29, 1998 (the "PURCHASE AGREEMENT"), among the Company, GTCR Golder Rauner, L.L.C. and Smart Technology, L.L.C., substantially in the form of EXHIBIT C attached hereto, and the Purchase Agreement as so amended shall be in full force and effect and shall not have been further amended or modified.

                  2D. SECURITIES LAW COMPLIANCE. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Common Stock pursuant to this Agreement in compliance with such laws.

                  2E. ISSUANCE OF CAPITAL STOCK. From the date hereof until the Closing Date, the Company shall not have issued any additional shares of its capital stock other than in connection with (i) the conversion of outstanding options and convertible notes and (ii) the Initial Public Offering.

                  2F. CLOSING DOCUMENTS. The Company shall have delivered to each Stockholder the following documents, which shall be in form and substance reasonably satisfactory to the holders of a majority of the shares of Class A Preferred Stock:

                  (a) A certificate of an authorized officer of the Company
                      stating that the conditions specified in Sections 2A through 2E, inclusive, have been satisfied.

                  (b) Certified copies of (i) the resolutions adopted by the
                      Company's board of directors authorizing the execution, delivery and performance of this Agreement and all other agreements contemplated hereby, the filing of the Restated Certificate, the issuance of the Exchange Shares and the consummation of all other transactions contemplated by this Agreement, and (ii) the resolutions duly adopted by the Company's stockholders adopting the Restated Certificate.

                  (c) Certified copies of the Restated Certificate and the
                      Company's bylaws, each as in effect at the Closing.

                  2G. WAIVER. Any condition specified in this Section 2 may be waived if consented to by the holders of a majority of the shares of Class A Preferred Stock held by all Stockholders.

                  Section 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As a material inducement to the Stockholders to enter into this Agreement and to perform their obligations hereunder, the Company hereby represents and warrants that:

                  3A. ORGANIZATION AND CORPORATE POWER. The Company is a corporation duly organized, validly and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify has had or would reasonably be expected to have a material adverse effect on the financial condition, operating results, assets or operations or business prospects of the Company and its Subsidiaries taken as a whole.

                  3B. AUTHORIZATION, NO BREACH. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which the Company is a party have been duly authorized and the Restated Certificate has been duly authorized and executed by the Company. This Agreement and all other agreements contemplated hereby to which the Company is a party each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. Subject to the filing of the Restated Certificate with the Secretary of State of the State of Delaware, the execution and delivery by the Company of this Agreement and all other agreements contemplated hereby to which the Company is a party, the issuance of the Exchange Shares hereunder, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the Certificate or the certificate of incorporation of any Subsidiary, or any law, statute, rule or regulation to which the Company or any Subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or any Subsidiary is a party or by which their respective property is bound, other than as expressly contemplated in such agreements described above and other than those made and obtained.

                  3C. CAPITAL STOCK AND RELATED MATTERS. As of the date hereof, the authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, 20,068,010 of which are issued and outstanding, and 5,000,000 shares of preferred stock, par value $.01 per share, of which 96,621 are designated as Class A Preferred (45,430.035407 of which are issued and outstanding) and 20,000 are designated as Class B Preferred (11,576 of which are issued and outstanding). As of the Closing, all of the outstanding shares of the Company's capital stock (including the Exchange Shares) shall be validly issued, fully paid and non-assessable. There are no statutory, or contractual stockholders preemptive rights or rights of refusal with respect to the issuance of Exchange Shares hereunder which have not been waived or terminated. The offer, sale and issuance of the Exchange Shares hereunder do not require registration under the Securities Act or any applicable state securities laws.

                  Section 4. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each Stockholder hereby represents and warrants to the Company, as to itself only and not jointly and severally, that:

                  4A. AUTHORIZATION; ENFORCEABILITY. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which the Stockholder is a party each constitutes a valid and binding obligation of such Stockholder, enforceable in accordance with its terms.

                  4B. NO VIOLATION. The execution and delivery by the Stockholder of this Agreement and all other agreements contemplated hereby to which the Stockholder is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by the Stockholder, will not (a) conflict with, result in a breach of any of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the violation of, (d) result in the creation of any lien, security interest, charge or encumbrance upon such Stockholders' Class A Preferred Stock, (e) give any third party the right to terminate or to accelerate any obligation under, or (f) require any authorization, consent, approval, execution or other action by or notice to or filing with any court or administrative or governmental body under, the provisions of the certificate of incorporation or bylaws of the Stockholder (where the Stockholder is an incorporated entity) or any statute, regulation, rule, judgment, order, decree or other restriction of any government, governmental agency or court to which the Stockholder is subject or by which its, his or her property is bound or any agreement to which the Stockholder is a party.

                  4C. OWNERSHIP. Each Stockholder owns the shares of Class A Preferred Stock set forth opposite such Stockholder's name on the SCHEDULE OF STOCKHOLDERS free and clear of any restrictions on transfer, claims, taxes, liens, charges, encumbrances, pledges, security interests, options, warrants, rights, contracts, calls, commitments, equities and demands, except for applicable restrictions on transfer under securities laws.

                  Section 5. DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below:

                  "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other

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business entity.

                  Section 6.        MISCELLANEOUS.

                  6A. TERMINATION. This Agreement shall terminate upon the earlier of (i) July 31, 1999, if the Initial Public Offering has not occurred by such date, and (ii) the delivery of notice by the Company to each Stockholder that the Initial Public Offering will not be consummated.

                  6B. REMEDIES. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                  6C. CONSENT TO AMENDMENTS. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the Class A Preferred Stock (or the Exchange Shares issued in exchange therefor).

                  6D. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Stockholder or on its behalf.

                  6E. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Stockholder's benefit as a Stockholder or holder of Class A Preferred Stock or Exchange Shares are also for the benefit of, and enforceable by, any subsequent holder of such Class A Preferred Stock or Exchange Shares, as the case may be.

                  6F. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  6G. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts. any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

                  6H. DESCRIPTIVE HEADINGS, INTERPRETATION. The descriptive headings of this

APNTREC7.WPD

Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "'including" in this Agreement shall be by way of example rather than by limitation.

                  6I. GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by the internal law, and not the law of conflicts, of Delaware.

                  6J. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or telecopied to the recipient. Such notices, demands and other communications shall be sent to the Company and each Stockholder at the address indicated next to such party's name on the signature pages hereto or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                  6K. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. Without limiting the foregoing, each of the Company and each Stockholder hereby waives any rights it may have under the Certificate with respect to the redemption or conversion of the Class A Preferred Stock and agrees that this Agreement shall govern such matters.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Recapitalization Agreement on the date first written above.



Address:                                    APPNET SYSTEMS, INC.
6707 Democracy Boulevard
Suite 1000
Bethesda, MD 20817                          By: /s/
Attention: Ken S. Bajaj                        ------------------------------
Telecopier: 301/581-2488                    Its:
                                                -----------------------------



Address:                                    GTCR FUND VI, L.P.
6100 Sears Tower
Chicago, IL 60606-6402                      By:   GTCR Partners VI, L.P.
Attention: Philip A. Canfield               Its:  General Partner
Telecopier: 312/382-2201
                                            By:  GTCR Golder Rauner, L.L.C.
                                            Its: General Partner

                                            By: /s/
                                               ------------------------------
                                            Name: Philip A. Canfield
                                            Its:  Principal

Address:                                    GTCR VI EXECUTIVE FUND, L.P.
6100 Sears Tower
Chicago, IL 60606-6402                      By:  GTCR Partners VI, L.P.
Attention: Philip A. Canfield               Its: General Partner
Telecopier: 312/382-2201
                                            By:  GTCR Golder Rauner, L.L.C.
                                            Its: General Partner

                                            By: /s/
                                               ------------------------------
                                            Name: Philip A. Canfield
                                            Its:  Principal

Address:                                    GTCR ASSOCIATES VI
6100 Sears Tower
Chicago, IL 60606-6402                      By:  GTCR Partners VI, L.P.
Attention: Philip A. Canfield               Its: Managing General Partner
Telecopier: 312/382-2201
                                            By:  GTCR Golder Rauner, L.L.C.
                                            Its: General Partner

                                            By: /s/
                                               ------------------------------
                                            Name: Philip A. Canfield
                                            Its:  Principal


Address:                                    BAJAJ ENTERPRISES, LLC
c/o Ken S. Bajaj
10201 Norton Road
Potomac, MD 20854                           By: /s/
                                               ------------------------------
                                            Name: Ken S. Bajaj
                                            Its:  Manager


Address:                                    FSC CORPORATION
c/o Mary Reilly
Bank Boston Capital
175 Federal St., 10th Floor                 By: /s/
Boston, MA 02110                               ------------------------------
Telecopier: 618/434-1153                    Its:
                                                -----------------------------

                                             SCHEDULE OF STOCKHOLDERS




Name                                           Shares of Class A Preferred
----                                           ---------------------------

GTCR Fund VI, L.P.                             43,753.961602
GTCR VI Executive Fund, L.P.                   313.67123
GTCR Associates VI                             99.066029
Bajaj Enterprises, LLC                         901.369805
FSC Corp.                                      361.966741






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